UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 18, 2017

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2017, the board of directors (the “Board”) of Twitter, Inc. (“Twitter”) appointed Patrick Pichette to serve as a member of the Board, effective December 1, 2017. Mr. Pichette will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2019. It is expected that Mr. Pichette will join the Audit Committee and Compensation Committee. Twitter announced the appointment in a press release, which is attached as Exhibit 99.1.

Mr. Pichette, age 55, served as Senior Vice President and Chief Financial Officer of Google Inc. (“Google”), an internet search company, from August 2008 until May 2015. Prior to joining Google, from January 2001 until July 2008, Mr. Pichette served as an executive officer of Bell Canada Enterprises Inc., a telecommunications company, including, in his last position, as President, Operations for Bell Canada, and previously as Executive Vice President, Chief Financial Officer, and Executive Vice President of Planning and Performance Management. Prior to joining Bell Canada Enterprises, from 1996 to 2000, Mr. Pichette was a principal at McKinsey & Company, a management consulting firm. Prior to that, from 1994 to 1996, he served as Vice President and Chief Financial Officer of Call-Net Enterprises Inc., a Canadian telecommunications company. Mr. Pichette has been a member of the board of directors of Bombardier Inc., a manufacturer of airplanes and trains, since October 2013, and serves on its audit committee and human resources and compensation committee. Mr. Pichette was previously a director of Amyris, Inc., a renewable products company, from March 2010 to May 2013. Mr. Pichette holds a Master of Arts degree in philosophy, politics, and economics from Oxford University, where he attended as a Rhodes Scholar, and a Bachelor of Arts degree in Business Administration from Université du Québec à Montréal.

In accordance with Twitter’s Outside Director Compensation Policy, which was described in Twitter’s proxy statement for its 2017 annual meeting of stockholders, Mr. Pichette is entitled to cash and equity compensation for service on the Board and its committees. Mr. Pichette will also enter into Twitter’s standard form of indemnification agreement, which has been previously filed with the SEC.

There are no arrangements or understandings between Mr. Pichette and any other persons pursuant to which he was selected as a member of the Board. There are also no family relationships between Mr. Pichette and any director or executive officer of Twitter and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 19, 2017, Twitter announced that Hugh Johnston has decided to step down as a member of the Board, effective October 1, 2017. Twitter and the Board are grateful to Mr. Johnston for his service.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Twitter, Inc., dated September 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Jack Dorsey
Jack Dorsey Chief Executive Officer

Date:  September 19, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Twitter, Inc., dated September 19, 2017